Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Quidel Corporation of our report dated March 22, 2010 relating to the financial statements of Diagnostic Hybrids, Inc., which appears in Quidel Corporation’s Current Report on Form 8-K/A dated March 22, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
August 30, 2010